N-CSR Item 12(b) - Exhibits: Certifications

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.§ 1350, the undersigned officers of Federated Equity Funds on behalf of Federated Capital Appreciation Fund, Federated Kaufmann Fund, Federated Kaufmann Large Cap Fund, Federated Kaufmann Small Cap Fund, Federated Mid Cap Growth Strategies Fund, Federated Prudent Absolute Return Fund, Federated Strategic Value Dividend Fund (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s Report on Form N-CSR for the period ended October 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: December 21, 2012

/s/ J. Christopher Donahue

J. Christopher Donahue

Title: President, Principal Executive Officer

Dated: December 21, 2012

/s/ Richard A. Novak

Richard A. Novak

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.§ 1350 and is not being filed as part of the Report or as a separate disclosure document.